As filed with the Securities and Exchange Commission on May 22, 2026
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HILTON GRAND VACATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-2545345 (I.R.S Employer Identification No.)

6355 MetroWest Boulevard, Suite 180
Orlando, FL 32835
Tel: (407) 613-3100
(Address, including zip code, of Principal Executive Offices)

Hilton Grand Vacations Inc.
2023 Omnibus Incentive Plan
(Full title of the plan)

Charles R. Corbin
Senior Executive Vice President, General Counsel and Corporate Operations, and Secretary
Hilton Grand Vacations Inc.
6355 MetroWest Boulevard, Suite 180
Orlando, FL 32835
Tel: (407) 613-3100
(Name, address and telephone number of agent for service)

With copies to:
Alexander J. Park
Kerry T. Wenzel
Alston & Bird LLP
950 F Street, NW
Washington, D.C. 20004
Tel: (202) 239-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

On May 6, 2026, at the 2026 Annual Meeting of Stockholders of Hilton Grand Vacations Inc. (the “Registrant”), the Registrant’s stockholders approved an amendment to the Hilton Grand Vacation 2023 Omnibus Incentive Plan (as may be further amended or restated from time to time, the “Plan”) to increase the number of shares of the Registrant’s common stock, par value $0.01 (“Common Stock”), available for issuance under the Plan by 1,250,000 shares of Common Stock. The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, such additional 1,250,000 shares of Common Stock for issuance under the Plan.

Pursuant to the Registration Statements on Form S-8 (Registration Nos. 333-272492 and 333-277618) filed by the Registrant on June 7, 2023 and March 4, 2024, respectively (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 9,653,284 shares of Common Stock for issuance under the Plan. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares available for issuance under the Plan by 1,250,000. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated by reference therein, except as expressed modified herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Explanatory Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” into this Registration Statement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this Registration Statement should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, including the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 17, 2026, incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026;

•	our Current Reports on Form 8-K (and any amendments filed on Form 8-K/A, as applicable), filed with the SEC on March 17, 2026, May 8, 2026 and May 22, 2026;

•
the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025, and any amendment or report filed for the purpose of updating such description; and

•
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed on March 17, 2017).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed on March 17, 2017).

4.3
Certificate of Designation of Series A Junior Participating Preferred Stock of Hilton Grand Vacations Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed on April 16, 2020).

5.1*	Opinion of Alston & Bird LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1
Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed on May 8, 2026).

107*	Filing fee table.

* filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on May 22, 2026.

HILTON GRAND VACATIONS INC.

By:	/s/ Mark D. Wang
	Name:	Mark D. Wang
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Mark D. Wang, Daniel J. Mathewes and Charles R. Corbin, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on May 22, 2026.

Signature	Title

/s/ Mark D. Wang	Chief Executive Officer and Director (Principal Executive Officer)
Mark D. Wang

/s/ Daniel J. Mathewes	President and Chief Financial Officer (Principal Financial Officer)
Daniel J. Mathewes

/s/ Carlos Hernandez	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Carlos Hernandez

/s/ Leonard A. Potter	Chairman of the Board of Directors
Leonard A. Potter

/s/ Brenda J. Bacon	Director
Brenda J. Bacon

/s/ Christine Cahill	Director
Christine Cahill

/s/ Mark H. Lazarus	Director
Mark H. Lazarus

/s/ Gail L. Mandel	Director
Gail L. Mandel

/s/ Pamela H. Patsley	Director
Pamela H. Patsley

/s/ David Sambur	Director
David Sambur

/s/ Paul W. Whetsell	Director
Paul W. Whetsell